Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Third Quarter 2025 Results
RESTON, Va., November 4, 2025 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2025.
"Our results in the third quarter reflect continued momentum in key strategic areas of our business. Revenue from our cross-platform solutions continued to scale with 20% year-over-year growth, driven by a number of new clients committing to multiyear cross-platform measurement deals. In addition, our investment in establishing Comscore as the premier currency for local market transactions is paying off, and our teams delivered another strong quarter of double-digit growth in local TV," said Jon Carpenter, CEO. "As we close out the year, we remain bullish on our growth trajectory, and while we are recalibrating our full-year revenue guidance to account for a data-strategy shift by a customer that impacted us in Q3, we are very encouraged by the cross-platform adoption we continue to see."
"On September 29, 2025, we announced a recapitalization transaction with our preferred stockholders that, if approved, would include an exchange of all our outstanding preferred stock - which carries more than $18 million in annual dividends - for common stock and new preferred stock that carries no annual dividends. Among other benefits, the elimination of annual dividends would provide us with increased financial flexibility to invest in our cross-platform measurement capabilities and other growth drivers," said Mary Margaret Curry, CFO. "We are excited about this opportunity for Comscore and encourage our stockholders to approve the transaction."
Business and Financial Highlights
•Revenue for the third quarter was $88.9 million compared to $88.5 million in Q3 2024
◦20% growth in cross-platform solutions, driven by Proximic and continued adoption of our cross-platform content measurement offering
◦Double-digit growth in local TV driven by key renewals and new business
•Net income of $0.5 million compared to net loss of $60.6 million in Q3 2024, primarily resulting from a non-cash goodwill impairment charge of $63.0 million in 2024
•Adjusted EBITDA1 of $11.0 million compared to $12.4 million in Q3 2024
•Announced recapitalization transaction with preferred stockholders which, if approved, will reduce senior capital, eliminate the preferred dividend burden and enhance alignment between stockholders
Third Quarter Summary Results
Revenue in the third quarter was $88.9 million, up 0.5% from $88.5 million in Q3 2024. Content & Ad Measurement revenue was flat compared to the prior-year quarter, with higher revenue from local TV and cross-platform solutions offset by lower revenue from our national TV and syndicated digital products. Research & Insight Solutions revenue increased 1.4% from Q3 2024, primarily due to higher deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $86.6 million, an increase of 4.4% from $82.9 million in Q3 2024, primarily due to higher employee compensation and professional fees, partially offset by lower data costs.
Net income for the quarter was $0.5 million compared to net loss of $60.6 million in Q3 2024, primarily due to a non-cash goodwill impairment charge in the prior year, resulting in net income (loss) margins of 0.5% and (68.5)% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.86) and $(12.79) for Q3 2025 and Q3 2024, respectively.
Non-GAAP adjusted EBITDA for the quarter was $11.0 million, compared to $12.4 million in Q3 2024, resulting in adjusted EBITDA margins of 12.4% and 14.0%, respectively. Due to volatility in foreign currency exchange rates (FX), in the first quarter of 2025 we modified our adjusted EBITDA metric (as well as comparable prior periods) to exclude the
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "Third Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release.

impact of foreign currency transactions. Beginning in the third quarter of 2025 (and for comparable prior periods), we have also modified this metric to exclude certain costs related to our consideration of strategic alternatives, including the strategic review that culminated in the recapitalization transaction we announced in Q3 2025. As revised, adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, strategic transaction costs, change in fair value of contingent consideration liability, gain/loss from foreign currency transactions and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of September 30, 2025, cash, cash equivalents and restricted cash totaled $29.9 million, including $3.2 million in restricted cash. Outstanding debt principal under our senior secured term loan was $44.7 million. We had no outstanding borrowings under our revolving credit facility as of September 30, 2025, with a remaining borrowing capacity of $15.0 million.
2025 Outlook
Based on current trends and expectations, we are revising our full-year revenue guidance to be roughly flat with the prior year and are maintaining our full-year adjusted EBITDA margin guidance. Our previous revenue guidance was based on the expectation that growth from our cross-platform solutions would exceed the declines we anticipated from our syndicated digital and national TV products. In the third quarter, however, Proximic revenue growth was impacted by a data-strategy shift of a large retail media advertiser, which drove lower-than-expected results for our cross-platform solutions. We believe this was a discrete shift in data and platform strategy and was unrelated to the quality of our services. Excluding the impact of this strategy shift, cross-platform revenue grew 35.0% year-over-year (as compared to 20.2% year-over-year) in the third quarter. While we expect that cross-platform growth opportunities will more than replace this lost revenue as we head into 2026, we have tempered our growth expectations for Proximic in the fourth quarter.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense, strategic transaction costs, foreign currency transaction impact, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, November 4, 2025 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, November 4, 2025 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With an unmatched data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2025, revenue drivers and growth opportunities, the impact of a customer data-strategy shift on our Proximic business, product adoption and demand, and the expected terms and benefits of our proposed recapitalization transaction.

These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships and contracts; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving trade policies and privacy and regulatory standards; product adoption rates; changes or delays in our recapitalization transaction; failure to obtain required stockholder approvals or "disinterested stockholder" approval for the recapitalization transaction and related matters; and our ability to achieve our expected strategic, financial and operational plans, including the expected benefits of the recapitalization transaction. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.
Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote. This communication may be deemed to be solicitation material in respect of the proposed recapitalization transaction and related matters. Comscore has filed a preliminary proxy statement on Schedule 14A with the SEC, and intends to file a definitive proxy statement on Schedule 14A with the SEC, in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. The definitive proxy statement will be provided to Comscore's stockholders when available. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. Before making any voting decision with respect to the proposed transaction, Comscore stockholders are urged to read the definitive proxy statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction.
The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC's website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to the Corporate Secretary at Comscore's principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, by calling Comscore's proxy solicitor (Innisfree M&A Incorporated) toll-free at (877) 825-8971, or by contacting Comscore's Investor Relations team at investor@comscore.com.
No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation
Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore's directors and executive officers is available in its proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 30, 2025, and in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Media
Marie Scoutas
Comscore, Inc.
(917) 213-2032
Press@comscore.com

Investors
Jackie Marcus or Nick Nelson
Alpha IR Group
(617) 466-9257
Investor@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2025	December 31, 2024
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,705	$29,937
Restricted cash	3,178	3,531
Accounts receivable, net of allowances of $506 and $462, respectively	50,592	64,266
Prepaid expenses and other current assets	11,043	10,323
Total current assets	91,518	108,057
Property and equipment, net	44,791	47,116
Operating right-of-use assets	9,777	13,173
Deferred tax assets	2,783	2,624
Intangible assets, net	3,161	5,058
Goodwill	248,503	246,010
Other non-current assets	6,412	8,209
Total assets	$406,945	$430,247
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$15,778	$16,471
Accrued expenses	41,407	35,013
Contract liabilities	39,879	45,464
Accrued dividends	22,866	8,962
Customer advances	7,356	9,566
Current operating lease liabilities	8,497	8,598
Other current liabilities	5,819	7,230
Total current liabilities	141,602	131,304
Secured term loan	39,640	40,718
Non-current operating lease liabilities	8,568	14,805
Non-current portion of accrued data costs	26,358	33,551
Deferred tax liabilities	1,416	891
Other non-current liabilities	8,148	9,771
Total liabilities	225,732	231,040
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 104,000,000 shares authorized as of September 30, 2025 and 100,000,000 shares authorized as of December 31, 2024; 95,784,903 shares issued and outstanding as of September 30, 2025 and December 31, 2024; aggregate liquidation preference of $259,637 as of September 30, 2025, and $245,732 as of December 31, 2024	207,470	207,470
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 1,000,000 shares authorized as of September 30, 2025 and 5,000,000 shares authorized as of December 31, 2024; no shares issued or outstanding as of September 30, 2025 or December 31, 2024	—	—
Common stock, $0.001 par value; 16,750,000 shares authorized as of September 30, 2025 and 13,750,000 shares authorized as of December 31, 2024; 5,353,903 shares issued and 5,015,664 shares outstanding as of September 30, 2025, and 5,228,814 shares issued and 4,890,575 shares outstanding as of December 31, 2024	5	5
Additional paid-in capital	1,715,404	1,714,052
Accumulated other comprehensive loss	(10,478)	(18,068)
Accumulated deficit	(1,501,204)	(1,474,268)
Treasury stock, at cost, 338,239 shares as of September 30, 2025 and December 31, 2024	(229,984)	(229,984)
Total stockholders' equity (deficit)	(26,257)	(8,263)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$406,945	$430,247

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$88,906	$88,479	$264,004	$261,111

Cost of revenues (1) (2)	52,783	52,005	157,629	154,025
Selling and marketing (1) (2)	14,551	12,515	46,017	42,691
Research and development (1) (2)	7,184	7,272	23,106	24,412
General and administrative (1) (2)	12,050	11,116	37,397	35,663
Amortization of intangible assets	633	764	1,897	2,365
Impairment of goodwill	—	63,000	—	63,000
Impairment of right-of-use and long-lived assets	—	1,397	—	1,397
Restructuring	—	15	—	968
Total expenses from operations	87,201	148,084	266,046	324,521
Income (loss) from operations	1,705	(59,605)	(2,042)	(63,410)
Gain (loss) from foreign currency transactions	136	(2,223)	(5,410)	(1,508)
Interest expense, net	(1,699)	(424)	(5,010)	(1,440)
Other income, net	—	—	—	651
Income (loss) before income taxes	142	(62,252)	(12,462)	(65,707)
Income tax benefit (provision)	311	1,622	(570)	2,315
Net income (loss)	$453	$(60,630)	$(13,032)	$(63,392)
Net loss available to common stockholders:
Net income (loss)	$453	$(60,630)	$(13,032)	$(63,392)
Convertible redeemable preferred stock dividends	(4,971)	(4,578)	(13,904)	(13,062)
Total net loss available to common stockholders	$(4,518)	$(65,208)	$(26,936)	$(76,454)
Net loss per common share:
Basic and diluted	$(0.86)	$(12.79)	$(5.24)	$(15.33)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	5,252,039	5,098,415	5,136,696	4,986,746
Comprehensive income (loss):
Net income (loss)	$453	$(60,630)	$(13,032)	$(63,392)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(325)	2,925	7,590	828
Total comprehensive income (loss)	$128	$(57,705)	$(5,442)	$(62,564)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense (benefit) is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenues	$54	$(281)	$615	$118
Selling and marketing	17	(208)	524	71
Research and development	31	(193)	367	92
General and administrative	275	560	1,357	1,986
Total stock-based compensation expense (benefit)	$377	$(122)	$2,863	$2,267

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income (loss) and net income (loss) margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified. Beginning in 2025 and for comparable prior periods, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described above.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025 (Unaudited)	2024 (Unaudited)	2025 (Unaudited)	2024 (Unaudited)
GAAP net income (loss)	$453	$(60,630)	$(13,032)	$(63,392)

Depreciation	5,976	5,537	17,650	16,194
Interest expense, net	1,699	424	5,010	1,440
Amortization expense of finance leases	937	1,035	2,794	2,691
Amortization of intangible assets	633	764	1,897	2,365
Income tax (benefit) provision	(311)	(1,622)	570	(2,315)
EBITDA	9,387	(54,492)	14,889	(43,017)

Adjustments:
Strategic transaction costs (1)	538	36	538	49
Transformation costs (2)	507	—	2,549	75
Stock-based compensation expense (benefit)	377	(122)	2,863	2,267
Amortization of cloud-computing implementation costs	362	351	1,071	1,075
(Gain) loss from foreign currency transactions	(136)	2,223	5,410	1,508
Impairment of goodwill	—	63,000	—	63,000
Impairment of right-of-use and long-lived assets	—	1,397	—	1,397
Restructuring	—	15	—	968
Other (3)	—	—	—	(574)
Non-GAAP adjusted EBITDA	$11,035	$12,408	$27,320	$26,748
Net income (loss) margin (4)	0.5%	(68.5)%	(4.9)%	(24.3)%
Non-GAAP adjusted EBITDA margin (5)	12.4%	14.0%	10.3%	10.2%

(1) Strategic transaction costs represent third-party professional fees and other charges incurred in connection with strategic transactions, including mergers, acquisitions, financings and dispositions, regardless of whether consummated, which we otherwise would not have incurred as part of our normal business operations.
(2) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects, and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(3) Adjustments to Other primarily reflect non-cash changes in the fair value of warrants liability included in other income, net and changes in the fair value of contingent consideration liability included in general and administrative expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Net income (loss) margin is calculated by dividing net income (loss) by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.
(5) Non-GAAP adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$63,220	71.1%	$65,042	73.5%	$(1,822)	(2.8)%
Cross-Platform	12,299	13.8%	10,232	11.6%	2,067	20.2%
Total Content & Ad Measurement	75,519	84.9%	75,274	85.1%	245	0.3%
Research & Insight Solutions	13,387	15.1%	13,205	14.9%	182	1.4%
Total revenues	$88,906	100.0%	$88,479	100.0%	$427	0.5%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.3 million in the third quarter of 2024 to $9.5 million in the third quarter of 2025.

	Nine Months Ended September 30,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$190,677	72.2%	$193,831	74.2%	$(3,154)	(1.6)%
Cross-Platform	34,761	13.2%	26,252	10.1%	8,509	32.4%
Total Content & Ad Measurement	225,438	85.4%	220,083	84.3%	5,355	2.4%
Research & Insight Solutions	38,566	14.6%	41,028	15.7%	(2,462)	(6.0)%
Total revenues	$264,004	100.0%	$261,111	100.0%	$2,893	1.1%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $27.7 million in the nine months ended September 30, 2024 to $28.5 million in the nine months ended September 30, 2025.